Exhibit 99.1

NEWS RELEASE Release No. 124-7-4

414 Union Street, Suite 2000	Contact:
Nashville, TN 37219-1711	Mary Cohn (Media Relations)
615.986.5600	615-986-5600
Fax: 615.986.5666	Mike Kinney / Becky Barckley (Investor Relations)
615-986-5600

FOR RELEASE AT 8:00 A.M. (EDT) WEDNESDAY, JULY 28, 2004

LP Reports Second Quarter 2004 Profits

Nashville, TN. (July 28, 2004) - Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today second quarter net income of $192 million, or $1.75 per diluted share, on sales from continuing operations of $825 million.  In the second quarter of 2003, LP’s net loss was $17 million, or $0.16 per diluted share, on sales from continuing operations of $473 million. For the first six months of 2004, LP reported net income of $299 million, or $2.73 per diluted share, on sales from continuing operations of $1.5 billion compared to a net loss of $15.7 million, or $0.15 per diluted share, on sales from continuing operations of $0.9 billion for the six months of 2003.

For the second quarter of 2004, income from continuing operations was $189 million, or $1.72 per diluted share. In the second quarter of 2003, LP’s income from continuing operations was $9.1 million, or $0.09 per diluted share.  For the first six months of 2004, income from continuing operations before cumulative effect of accounting principle was $302 million, or $2.76 per diluted share. For the first six months of  2003, income from continuing operations before cumulative effect of accounting principle was $11.1 million, or $0.11 per diluted share.

“We had a record quarter, as demand in housing and remodeling markets remained robust.  Our oriented strand board (OSB) business benefited from a strong, albeit volatile, pricing environment and our engineered wood, siding and decking businesses each had double-digit volume shipment increases compared to the same quarter last year,” said Mark Suwyn, chairman and chief executive officer.  “Based on conversations with builders, we believe this increased demand for our products will continue into next quarter.”

“In OSB, our previously announced capital investment program, intended to further strengthen our competitive position and increase capacity, is in full swing,” Suwyn stated.  “Also, to meet growing demand, we have substantially increased our WeatherBest® decking production and have a SmartSide® siding expansion program underway.”

Suwyn continued, “With a strong, dramatically more flexible financial position, we are very well positioned to grow and improve the competitiveness of our businesses.”

At 11:00 a.m. EDT (8:00 a.m. PDT) today, LP will host a webcast on its second quarter 2004 financial results.  To access the live webcast and accompanying presentation, visit www.lpcorp.com and go to the “Investor Relations” section from the main menu.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers.  Visit LP’s web site at www.lpcorp.com for additional information on the company.

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FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Net sales	$825.3	$473.0	$1,520.6	$879.7

Income (loss) before taxes, minority interest, and equity in earnings of unconsolidated affiliates	$294.7	$19.6	$470.9	$22.7

Income from continuing operations before cumulative effect of change in accounting principle excluding (gain) loss on sale or impairment of long-lived assets and other operating credits and charges, net	$191.7	$6.8	$338.5	$1.1

Income (loss) from continuing operations before cumulative effect of change in accounting principle	$189.3	$9.1	$301.6	$11.1

Net income (loss)	$192.4	$(17.2)	$298.9	$(15.7)

Net income (loss) per share - basic	$1.77	$(0.16)	$2.77	$(0.15)
- diluted	$1.75	$(0.16)	$2.73	$(0.15)
Average shares outstanding (in millions)
Basic	109.0	104.6	107.9	104.6
Diluted	110.2	104.6	109.3	104.6

Calculation of income from continuing operations before cumulative effect of change in accounting principle, excluding gain or loss on sale or impairment of long-lived assets, other operating credits and charges, net and loss on early extinguishment of debt:

Income from continuing operations before cumulative effect of change in accounting principle	$189.3	$9.1	$301.6	$11.1

(Gain) loss on sale or impairment of long-lived assets	0.2	(29.2)	9.8	(41.7)
Other operating credits and charges, net	2.4	25.4	9.1	25.4
Loss on early extinguishment of debt	1.3	—	41.3	—
	3.9	(3.8)	60.2	(16.3)
Provision (benefit) for income taxes	1.5	(1.5)	23.3	(6.3)
	2.4	(2.3)	36.9	(10.0)

Adjusted income (loss) from continuing operations	$191.7	$6.8	$338.5	$1.1

Adjusted income (loss) from continuing operations per share - basic	$1.76	$0.07	$3.14	$0.01
- diluted	$1.74	$0.07	$3.10	$0.01

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Net Sales	$825.3	$473.0	$1,520.6	$879.7

OPERATING COSTS AND EXPENSES
Cost of sales	447.2	371.6	823.8	702.2
Depreciation, amortization and cost of timber harvested	32.2	31.6	65.5	63.5
Selling and administrative	42.3	39.9	85.2	76.5
(Gain) loss on sale or impairment of long lived assets	0.2	(29.2)	9.8	(41.7)
Other operating credits and charges, net	2.4	25.4	9.1	25.4
Total operating costs and expenses	524.3	439.3	993.4	825.9

Income from operations	301.0	33.7	527.2	53.8

NON-OPERATING INCOME (EXPENSE)
Foreign currency exchange gain (loss)	1.4	0.2	1.1	(1.7)
Loss on early extinguishment of debt	(1.3)	—	(41.3)	—
Interest expense	(15.4)	(22.3)	(35.4)	(45.2)
Interest income	9.0	8.0	19.3	15.8
Total non-operating income (expense)	(6.3)	(14.1)	(56.3)	(31.1)

Income before taxes, minority interest, and equity in earnings of unconsolidated affliates	294.7	19.6	470.9	22.7
Provision for income taxes	106.2	10.1	170.6	11.2

Equity in (income) loss of unconsolidated affliates	(0.8)	0.4	(1.3)	0.4

Income from continuing operations before cumulative effect of change in accounting principle	189.3	9.1	301.6	11.1

DISCONTINUED OPERATIONS
Income (loss) from discontinued operations	5.1	(42.6)	(4.4)	(43.5)
Provision (benefit) for income taxes	2.0	(16.3)	(1.7)	(16.6)
Income (loss) from discontinued operations	3.1	(26.3)	(2.7)	(26.9)

Income (loss) before cumulative effect of change in accounting principle	192.4	(17.2)	298.9	(15.8)

Cumulative effect of change in accounting principle		—	—	0.1

Net income (loss)	$192.4	$(17.2)	$298.9	$(15.7)

Net income (loss) per share of common stock:
Income (loss) from continuing operations	$1.74	$0.09	$2.80	$0.11
Income (loss) from discontinued operations	0.03	(0.25)	(0.03)	(0.26)
Cumulative effect of change in accounting principle	—	—	—	—
Net Income (Loss) Per Share - Basic	$1.77	$(0.16)	$2.77	$(0.15)

Net income (loss) per share of common stock:
Income (loss) from continuing operations	$1.72	$0.09	$2.76	$0.11
Income (loss) from discontinued operations	0.03	(0.25)	(0.03)	(0.26)
Cumulative effect of change in accounting principle	—	—	—	—
Net Income (Loss) Per Share - Diluted	$1.75	$(0.16)	$2.73	$(0.15)

Average shares of common stock outstanding (in millions) - Basic	109.0	104.6	107.9	104.6
- Diluted	110.2	104.6	109.3	104.6

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	June 30, 2004	December 31, 2003
ASSETS
Cash and cash equivalents	$938.8	$925.9
Short term investments	113.3	—
Receivables, net	168.9	136.2
Inventories	187.3	177.5
Prepaid expenses	14.8	11.1
Deferred income taxes	42.1	51.7
Current assets of discontinued operations	14.6	22.8
Total current assets	1,479.8	1,325.2

Timber and timberlands
Forest licenses	81.4	83.3
Deposits and other	11.7	11.5
Total timber and timberlands	93.1	94.8

Property, plant and equipment	1,790.1	1,778.3
Accumulated depreciation	(1,017.5)	(988.2)
Net property, plant and equipment	772.6	790.1

Goodwill	276.7	276.7
Other intangible assets	27.1	26.6
Notes receivable from asset sales	403.9	403.9
Long-term investments	33.5	—
Restricted cash	81.7	110.7
Other assets	120.1	121.1
Long-term assets of discontinued operations	33.3	55.3
Total assets	$3,321.8	$3,204.4

LIABILITIES AND EQUITY
Current portion of long-term debt	$9.3	$8.3
Accounts payable and accrued liabilities	226.6	251.3
Current portion of contingency reserves	27.0	43.0
Total current liabilities	262.9	302.6

Long-term debt, excluding current portion:
Limited recourse notes payable	396.5	396.5
Other long-term debt	423.6	624.2
Total long-term debt, excluding current portion	820.1	1,020.7

Contingency reserves, excluding current portion	46.7	55.6
Other long-term liabilities	78.6	106.9
Deferred income taxes	485.1	407.7

Commitments and contingencies

Stockholders’ equity:
Common stock	116.9	116.9
Additional paid-in capital	423.6	442.3
Retained earnings	1,303.6	1,018.1
Treasury stock	(142.8)	(195.2)
Accumulated comprehensive loss	(72.9)	(71.2)
Total stockholders’ equity	1,628.4	1,310.9
Total liabilities and equity	$3,321.8	$3,204.4

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Six Months Ended June 30,
	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$298.9	$(15.7)
Adjustments to reconcile net income to net cash provided (used in) by operating activities:
Depreciation, amortization and cost of timber harvested	67.0	69.9
(Gain) loss on sale or impairment on long-lived assets	20.6	(24.8)
Loss on early debt extinguishment	41.3	—
Exchange loss on remeasurement	(2.4)	10.0
Increase in contingency reserves	4.6	8.4
Cash settlement of contingencies	(29.4)	(8.0)
Cumulative effect of change in accounting principle	—	(0.1)
Pension payments	(33.0)	(16.1)
Pension expense	8.5	8.1
Other adjustments	0.9	40.4
Increase in receivables	(27.8)	(33.9)
Increase (decrease) in inventories	(1.5)	23.7
Increase in prepaid expenses	(3.7)	(3.4)
Decrease in accounts payable and accrued liabilities	(20.7)	(1.8)
Increase (decrease) in deferred income taxes	88.1	(9.4)
Net cash provided by operating activities	411.4	47.3

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(55.4)	(25.9)
Proceeds from timber & timberland sales, net	—	54.1
Proceeds from asset sales	12.1	30.2
Investment in joint ventures	(6.7)	(1.6)
Increase in restricted cash from asset sales	—	(46.0)
Increase in short-term investments	(147.1)	—
Return of capital from unconsolidated subsidiary	—	29.1
Other investing activities, net	(0.5)	(2.2)
Net cash provided by (used in) investing activities	(197.6)	37.7

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under revolving credit facilities	(1.5)	(30.0)
Repayment of long-term debt	(244.9)	(37.1)
Sale of common stock under equity plans	29.6	—
Payment of cash dividends	(13.4)	—
Decrease in restricted cash under LOCs	29.1	—
Other financing activities, net	0.2	1.5
Net cash used in financing activities	(200.9)	(65.6)

EFFECT OF EXCHANGE RATE ON CASH:	—	1.3

Net increase in cash and cash equivalents	12.9	20.7
Cash and cash equivalents at beginning of period	925.9	137.3

Cash and cash equivalents at end of period	$938.8	$158.0

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Net sales:
OSB	$531.0	$229.2	$986.4	$423.7
Composite Wood Products	119.4	100.8	223.4	189.5
Plastic Building Products	62.1	57.6	115.5	100.2
Engineered Wood Products	103.0	69.6	180.8	129.7
Other	10.5	23.3	19.0	48.0
Less: Intersegment sales	(0.7)	(7.5)	(4.5)	(11.4)
	$825.3	$473.0	$1,520.6	$879.7

Operating profit (loss):
OSB	$308.7	$34.6	$562.8	$51.2
Composite Wood Products	19.2	11.5	33.4	20.6
Plastic Building Products	3.0	6.5	5.6	9.5
Engineered Wood Products	0.1	0.2	(1.0)	(0.8)
Other	(0.6)	(1.1)	(2.1)	2.1
Other operating credits and charges, net	(2.4)	(25.4)	(9.1)	(25.4)
Gain (loss) on sale or impairment of long-lived assets	(0.2)	29.2	(9.8)	41.7
General corporate and other expenses, net	(26.8)	(21.8)	(52.6)	(45.1)
Foreign currency gains (losses)	1.4	0.2	1.1	(1.7)
Gain (loss) on early extinguishment of debt	(1.3)	—	(41.3)	—
Interest income (expense), net	(6.4)	(14.3)	(16.1)	(29.4)
Income (loss) before taxes, minority interest and equity in earnings of unconsolidated affliates	$294.7	$19.6	$470.9	$22.7

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

1.               Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

2.               Other Operating Charges and Credits, Net:

The major components of  “Other operating charges and credits, net” in the Consolidated Statements Of Income for the quarter ended June 30 are reflected in the table below and are described in the paragraph following the table:

	2004		2003
Quarter Ended June 30,	Pre-tax	After tax	Pre-tax	After tax
Revisions to environmental contingency reserves	$—	$—	$(2.7)	$(1.7)
Additions to product related contingency reserves	—	—	(6.7)	(4.1)
Charges associated with the corporate relocation	(2.4)	(1.5)	—	—
Loss related to assets and liabilities transferred under contractual arrangement	—	—	(16.0)	(9.8)
	$(2.4)	$(1.5)	$(25.4)	$(15.6)

	2004		2003
Six Months Ended June 30,	Pre-tax	After tax	Pre-tax	After tax
Revisions to environmental contingency reserves	$1.7	$1.0	$(2.7)	$(1.7)
Additions to product related contingency reserves	—	—	(6.7)	(4.1)
Charges associated with the corporate relocation	(4.4)	(2.7)	—	—
Loss related to assets and liabilities transferred under contractual arrangement	—	—	(16.0)	(9.8)
Increase in litigation reserves	(6.0)	(3.7)	—	—
Other	(0.4)	(0.2)	—	—
	$(9.1)	$(5.6)	$(25.4)	$(15.6)

In the second quarter of 2003, LP recorded a loss of $16.0 million ($9.8 million after taxes, or $0.09 per diluted share) related to assets and liabilities transferred under contractual arrangement due to the increase in a valuation allowance associated with notes receivable from Samoa Pacific, a loss of $6.7 million ($4.1 million after taxes, or $0.04 per diluted share) from increases in product related contingency reserves associated with the National OSB class action settlement and a loss of $2.7 million ($1.7 million after taxes, or $0.01 per diluted share) associated with environmental reserves in relation to our former Alaska operations.

In the first quarter of 2004, LP recorded a gain of $1.7 million  ($1.0 after taxes, or $0.01 per diluted share) associated with a reduction in environmental reserves in relation to our former Alaska operations, a charge of $6 million ($3.7 million after taxes, or $0.3 per diluted share) for an increase in litigation reserves due to an adverse court ruling and a charge of  $2.0 million ($1.2 million after taxes, or $0.01 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the second quarter of 2004, LP recorded a charge of a charge of  $2.4 million ($1.5 million after taxes, or $0.01 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

3.               Gain (Loss) on Sale or Impairment of Long-Lived Assets:

The major components of  “Gain (loss) on sale or impairment of long-lived assets” in the Consolidated Statements Of Income for the quarter ended June 30 are reflected in the table below and are described in the paragraphs following the tables:

	2004		2003
Quarter Ended June 30,	Pre-tax	After tax	Pre-tax	After tax
Gain on sales of timber	$—	$—	$29.3	$17.9
Gain (loss) on other long-lived assets, net	(0.2)	(0.1)	(0.1)	(0.1)
	$(0.2)	$(0.1)	$29.2	$17.8

	2004		2003
Six months ended June 30,	Pre-tax	After tax	Pre-tax	After tax
Gain on sales of timber	$—	$—	$41.8	$25.5
Gain (loss) on other long-lived assets, net	(0.1)	(0.5)	(0.1)	(0.5)
Impairment charges on fixed assets	(9.7)	(6.4)	—	—
	$(9.8)	$(0.5)	$41.7	$25.0

In the first quarter of 2003, LP recorded a gain of $12.5 million ($7.7 million after taxes, or $0.07 per diluted share) associated with the sale of a portion of LP’s timberlands as part of LP’s divestiture plan.

In the second quarter of 2003, LP recorded a gain of $29.3 million ($17.9 million after taxes, or $0.17 per  share) associated with the sale of a portion of LP’s timberlands as part of LP’s divestiture plan.

In the first quarter of 2004, LP recorded a loss of $9.7 million ($6.4 million after taxes, or $0.5 per diluted share) on the cancellation of a capital project to build a veneer mill in British Columbia.

4.               Cumulative Effect of Change in Accounting Principle:

LP adopted Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations,” as of January 1, 2003. This statement addresses the retirement of long-lived assets and the associated retirement costs. Under this statement, we will record both an initial asset and a liability for the present value of estimated costs of legal obligations associated with the retirement of long-lived assets. These initial assets will be depreciated over the expected useful life of the asset. Upon adoption of this statement, we changed our accounting for landfill closures, reforestation obligations associated with certain timber licenses in Canada and other assets. Implementation of this standard resulted in income of $0.2 million (or $0.1 million after taxes) recorded as a  “cumulative effect of change in accounting principle” as of January 1, 2003.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Oriented strand board, million square feet 3/8” basis	1,396	1,240	2,791	2,473

Wood-based siding, million square feet 3/8” basis	254	214	514	420

Engineered I-Joist, million lineal feet	23	21	45	42

Laminated veneer lumber (LVL), thousand cubic feet	3,054	2,551	5,890	4,755

Composite Decking, thousand lineal feet	9,771	8,462	16,452	16,444

Vinyl Siding, squares	701	747	1,403	1,301